UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

CAPSTONE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18400 76th Avenue, Tinley Park, IL 60477
(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Senior Secured Convertible Note

As previously disclosed, on July 29, 2025, Capstone Holding Corp. (the “Company”) entered into a securities purchase agreement with 3i, LP (the “Holder”), under which the Company issued, on October 22, 2025, a senior secured convertible note in the original principal amount of approximately $3,545,712, with an 8.34% original issue discount, as modified by a letter agreement entered into on February 12, 2026 (the “October 2025 Note”). As of November 6, 2026, the October 2025 Note had approximately $900,000 in principal outstanding.

On November 6, 2026, the Company and the Holder entered into a First Amendment to Senior Secured Convertible Note (the “Note Amendment”), which extends the maturity date of the October 2025 Note from October 22, 2026 to December 13, 2027. Before that date, the Holder will not enforce or collect on account of any event of default arising on or before the date of the Note Amendment, and no default interest or late charges accrue through that date on account of any such event of default. Interest for any period after October 22, 2026 accrues only on the principal outstanding. The Note Amendment also excludes from the October 2025 Note covenant prohibiting maturity or acceleration of debt prior to the maturity date of the October 2025 Note the following agreements: existing indebtedness and existing revolving credit facilities and any extension, renewal, or refinancing of such indebtedness or those facilities that does not increase the principal amount outstanding or the commitment. The Holder retains its conversion rights, including its right to convert at the Event of Default Alternate Conversion Price.

The foregoing description of the Note Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Second Amendment to Amended and Restated Common Stock Purchase Agreement

As previously disclosed, the Company is party to an Amended and Restated Common Stock Purchase Agreement with Tumim Stone Capital, LLC (the “Investor”), under which the Company may sell up to $20,000,000 of its common stock to the Investor. The executed agreement is dated as of June 16, 2026 (the “A&R Purchase Agreement”) and is filed as Exhibit 10.2 hereto. It is substantively similar to the June 11, 2026 form filed with the Company’s Current Report on Form 8-K filed on June 12, 2026, except that it caps at 25% the combined purchase percentage of all purchase notices open on the same day. The A&R Purchase Agreement was amended on July 2, 2026, as reported on the Company’s Current Report on Form 8-K filed on July 6, 2026.

On November 6, 2026, the Company and the Investor entered into a Second Amendment to the A&R Purchase Agreement (the “Purchase Agreement Amendment”), which extends its term from July 1, 2027 to January 1, 2028, subject to its other termination provisions, removes its restrictions on later waivers and amendments, and waives any rights of the Investor arising from actions of the Company before the date of the Purchase Agreement Amendment that may have violated Sections 6.8 or 8.2 of the A&R Purchase Agreement.

The foregoing description of each of the A&R Purchase Agreement and the Purchase Agreement Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of each of the A&R Purchase Agreement and the Purchase Agreement Amendment, which are filed with this report as, respectively, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 9, 2026, the Company issued a press release announcing the Note Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibits
10.1	First Amendment to Senior Secured Convertible Note, dated November 6, 2026, by and between Capstone Holding Corp. and 3i, LP
10.2	Amended and Restated Common Stock Purchase Agreement, dated as of June 16, 2026, by and between Capstone Holding Corp. and Tumim Stone Capital, LLC
10.3	Second Amendment to Amended and Restated Common Stock Purchase Agreement, dated November 6, 2026, by and between Capstone Holding Corp. and Tumim Stone Capital, LLC
99.1	Press Release dated November 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2026	Capstone Holding Corp.

By: /s/ Matthew E. Lipman
Name: Matthew E. Lipman
Title: Chief Executive Officer